UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 18, 2008

iCAD, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.

On July 18, 2008, iCAD, Inc., a Delaware corporation (the “Registrant”), completed its acquisition of substantially all of the assets of 3TP LLC dba CAD Sciences, a New York limited liability company (the “Seller”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated as of June 20, 2008 between the Registrant and the Seller.

In accordance with the terms of the Purchase Agreement, the Registrant (i) paid to the Seller $2,000,000 in cash and (ii) issued the Seller 1,086,957 restricted shares of the Registrant’s common stock, $0.01 par value (the “Shares”). The Shares were issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under 4(2) of the Act. The issuance of the Shares did not involve any public offering; the Registrant did not make any solicitation in connection with the issuance of the Shares other than communications with the Seller; the Registrant obtained representations from the Seller regarding its investment intent, experience and sophistication; the Seller either received or had access to adequate information about the Registrant in order to make informed investment decision and the certificates representing the Shares were issued with a legend regarding restrictions on transfer under the Act.

Simultaneously with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Registrant entered into an Escrow Agreement by and among the Registrant, the Seller and U.S. Bank National Association (the “Escrow Agreement”) pursuant to which 271,740 of the Shares were deposited by the parties into an escrow account for a period of up to one year to secure the Seller’s indemnity obligations to Registrant under the Purchase Agreement. The Escrow Agreement provides that, of the escrowed Shares, 181,160 Shares will be held in escrow for 6 months and the remaining escrowed Shares will be held in escrow for one year, in each case subject to earlier disbursement (in accordance with the terms of the Escrow Agreement) to the Registrant in satisfaction of any indemnification obligations arising under the terms of the Purchase Agreement.

The description of the Purchase Agreement and the Escrow Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Transaction Documents, which are filed as exhibits to this Report. The Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Registrant or the other parties thereto. The Transaction Documents contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Registrant's public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1*	Asset Purchase Agreement dated as of June 20, 2008 between the Registrant and the Seller

Exhibit 10.1	Escrow Agreement dated as of July 18, 2008 by and among the Registrant, the Seller and U.S. Bank National Association

* The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Darlene M. Deptula-Hicks
Darlene M. Deptula-Hicks
Executive Vice President of Finance, Chief Financial Officer
Date: July 21, 2008